UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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Eastside Distilling, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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EASTSIDE DISTILLING, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON AUGUST 8, 2019

TO THE STOCKHOLDERS:

Notice is hereby given that the 2019 annual meeting of stockholders of Eastside Distilling, Inc., a Nevada corporation (the “Company”), will be held at 2 p.m., local time, on August 8, 2019 at the Company’s headquarters at 1001 SE Water Avenue, Suite 390, Portland, OR, 97214, for the following purposes:

1.	To elect seven individuals to the Board of Directors, each to serve until the earlier of: (a) the annual meeting of stockholders to be held in 2020; or (b) his or her successor is duly elected and qualified;
2.	To approve, by non-binding “say-on-pay” vote, the compensation of our named executive officers, as disclosed in this proxy statement;
4.	To approve an amendment to the Company’s articles of incorporation to increase the number of authorized shares of the Company’s common stock par value $0.0001 from 15,000,000 to 50,000,000.
5.	To ratify the appointment of M&K CPAS, PLLC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019; and
6.	To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

The foregoing items of business are more fully described in the proxy statement accompanying this Notice.

The Board of Directors has fixed the close of business on June 25, 2019 as the record date (the “Record Date”) for the determination of stockholders entitled to vote at this meeting. Only stockholders of record at the close of business on the Record Date are entitled to receive notice of, and to vote at, the meeting and any adjournment thereof.

Your vote is important. We urge you to submit your proxy (1) over the internet, (2) by telephone or (3) by mail, whether or not you plan to attend the meeting in person. For specific instructions, please refer to “Procedural Matters” beginning on the first page of the proxy statement and the instructions on the proxy card relating to the annual meeting. We would appreciate receiving your proxy by Monday, August 5, 2019.

By Order of the Board of Directors

/s/ Steven Shum

Steven Shum

Interim Chief Executive Officer, Chief Financial Officer and Secretary

Portland, Oregon

July 11, 2019

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on August 8, 2019: The proxy statement and our 2018 Annual Report are available at www.proxyvote.com.

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Proxy Statement

For the Annual Meeting of Stockholders

To Be Held on August 8, 2019

*To be voted on at the meeting

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EASTSIDE DISTILLING, INC.

PROXY STATEMENT

FOR THE 2019 ANNUAL MEETING OF STOCKHOLDERS

PROCEDURAL MATTERS

General

The enclosed proxy is solicited by the board of directors (the “Board of Directors” or the “Board”) of Eastside Distilling, Inc., a Nevada corporation, for use at the 2019 annual meeting of stockholders (the “Annual Meeting”) to be held on August 8, 2019 at 2:00 p.m., local time, and at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Company’s headquarters at 1001 SE Water Avenue, Suite 390, Portland, OR, 97214. Our telephone number at our principal executive offices is (971) 888-4264. As used in this proxy statement, “we,” “us,” “our” and the “Company” refer to Eastside Distilling, Inc.

These proxy solicitation materials will first be mailed on or about July 11, 2019 to all stockholders entitled to vote at the Annual Meeting.

What is the purpose of the annual meeting?

At our annual meeting, stockholders will act upon the matters outlined in the accompanying notice of the meeting and described in this proxy statement. These matters include the election of directors, an advisory (non-binding) vote on the compensation of our named executive officers disclosed in this proxy statement, a vote on an amendment to the articles of incorporation to increase the authorized shares of common stock par value $0.0001 from 15,000,000 to 50,000,000 and a vote on the ratification of the selection of our independent registered public accounting firm.

Please read this proxy statement carefully. You should consider the information contained in this proxy statement when deciding how to vote your shares at the annual meeting.

Who is entitled to vote?

The Board of Directors has set June 25, 2019 as the record date for the annual meeting. If you were a stockholder of record at the close of business on the record date, June 25, 2019, you are entitled to receive notice of the meeting and to vote your shares at the meeting. Holders of the Company’s common stock are entitled to one vote per share.

What is the difference between a “stockholder of record” and a “street name” holder?

These terms describe how your shares are held. If your shares are registered directly in your name with our transfer agent, Transfer Online, Inc. you are a “stockholder of record.” If your shares are held in a stock brokerage account or by a bank, trust or other nominee, then the broker, bank, trust or other nominee is considered to be the stockholder of record with respect to those shares. However, you still are considered the beneficial owner of those shares, and your shares are said to be held in “street name.” Street name holders generally cannot vote their shares directly and must instead instruct the broker, bank, trust or other nominee how to vote their shares using the voting instructions provided by it.

Who can attend the meeting?

All stockholders as of the record date, or their duly appointed proxies, may attend the meeting.

What is a proxy?

A proxy is your designation of another person to vote on your behalf. The other person is called a proxy. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card. When you designate a proxy, you also may direct the proxy how to vote your shares. We sometimes refer to this as your “proxy vote.” By completing and returning the enclosed proxy card, or voting by internet or telephone, you are giving the persons appointed as proxies by our Board of Directors the authority to vote your shares.

What is a proxy statement?

A proxy statement is a document that we are required to give you, or provide you access to, in accordance with regulations of the Securities and Exchange Commission (the “SEC”), when we ask you to designate proxies to vote your shares of our common stock at a meeting of our stockholders. The proxy statement includes information regarding the matters to be acted upon at the meeting and certain other information required by regulations of the SEC and rules of The Nasdaq Stock Market (“Nasdaq”).

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How many shares must be present to hold the meeting?

At least a majority of the shares of our common stock outstanding on the record date must be present at the meeting in order to hold the meeting and conduct business. This is called a quorum. Your shares are counted as present at the meeting if:

●	you are present and vote in person at the meeting; or

●	you have properly submitted a proxy by mail, telephone or internet.

As of market close on the Record Date, 9,162,313 shares of our common stock were outstanding and entitled to vote. Because holders of common stock are entitled to one vote per share, a total of 9,162,313 votes are entitled to be cast at the annual meeting. Proxies that are received and voted as withholding authority, abstentions, and broker non-votes (where a bank, trust, broker or other nominee does not exercise discretionary authority to vote on a matter) will be included in the calculation of the number of shares considered to be present at the meeting.

How do I vote my shares?

If you are a stockholder of record as of the record date, you can give a proxy to be voted at the meeting in any of the following ways:

●	over the telephone by calling a toll-free number;

●	electronically, using the internet; or

●	by completing, signing and mailing the printed proxy card.

The telephone and internet voting procedures have been set up for your convenience. We encourage you to reduce corporate expense by submitting your vote by telephone or internet. The procedures have been designed to authenticate your identity, to allow you to give voting instructions, and to confirm that those instructions have been recorded properly. If you are a stockholder of record and you would like to submit your proxy by telephone or internet, please refer to the specific instructions provided on the enclosed proxy card. If you wish to submit your proxy by mail, please return your signed proxy card to us before the annual meeting.

If the shares you own are held in street name, your broker, bank, trust or other nominee, as the record holder of your shares, is required to vote your shares according to your instructions. Your broker, bank, trust or other nominee is required to send you directions on how to vote those shares. If you do not give instructions to your broker, bank, trust or other nominee, it will still be able to vote your shares with respect to certain “discretionary” items but will not be allowed to vote your shares with respect to certain “non-discretionary” items. In the case of non-discretionary items, the shares that do not receive voting instructions will be treated as “broker non-votes.”

If, as of the Record Date, you are a stockholder of record and you attend the meeting, you may vote in person at the meeting. Even if you currently plan to attend the meeting, we recommend that you also submit your proxy as described above so that your vote will be counted if you later decide not to attend the meeting. If you are a street name holder, you may vote your shares in person at the meeting only if you obtain a signed letter or other document from your broker, bank, trust or other nominee giving you the right to vote the shares at the meeting. If you have questions about attending or would like directions to the annual meeting, please write to the Secretary, Eastside Distilling, Inc., 1001 SE Water Avenue, Suite 390 Portland, OR, 97214 or call (971) 888-4264.

What does it mean if I receive more than one proxy card or voting instruction form?

If you receive more than one proxy card or voting instruction form, it means that you hold shares registered in more than one account. To ensure that all of your shares are voted, sign and return each proxy card, or if you submit your proxy vote by telephone or internet, vote once for each proxy card or voting instruction form you receive.

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What if I do not specify how I want my shares voted?

If you submit a signed proxy card or submit your proxy by telephone or internet and do not specify how you want to vote your shares, the proxies will vote your shares:

●	FOR PROPOSAL NO. 1 the election of all of the seven nominees for director;

●	FOR PROPOSAL NO. 2 the non-binding advisory approval of the compensation of our named executive officers disclosed in this proxy statement;

●

FOR PROPOSAL NO. 3 the approval to amend the Company’s Articles of Incorporation, as amended (the “Articles of Incorporation”) to increase the authorized shares of common stock par value $0.0001 from 15,000,000 to 50,000,000;

●	FOR PROPOSAL NO. 4 the ratification of the appointment of M&K CPAS, PLLC as our independent registered public accounting firm for 2019; and

●	In the discretion of the persons named as proxies as to all other matters that may be properly presented at the annual meeting.

Can I change my proxy after submitting my proxy?

Yes, you may revoke your proxy and change your vote at any time before your proxy is voted at the annual meeting. If you are a stockholder of record, you may revoke your proxy and change your vote by submitting a later-dated proxy by telephone, internet or mail, by voting in person at the meeting, or by delivering to our Secretary a written notice of revocation. Attending the meeting will not revoke your proxy unless you specifically request to revoke it.

If you hold your shares in street name, contact your broker, bank, trust or other nominee regarding how to revoke your proxy and change your vote.

What is the vote required to approve each matter?

Proposal No. 1: Election of Directors. The affirmative vote of the holders of a plurality of the votes cast on the election of directors at the meeting is required for nominees to be elected as directors. The seven nominees receiving the highest number of votes will be elected to the Board. Votes withheld and broker non-votes are not counted toward a nominee’s total.

Proposal No. 2: Advisory approval of compensation of our named executive officers. Because this is an advisory vote, it will not be binding upon the Board of Directors. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements. This proposal will be approved upon the affirmative vote of a majority of the common stock present in person or by proxy at the meeting and voting on the matter. For purposes of counting votes on this matter, abstentions and broker non-votes will not be counted as shares voted on the matter.

Proposal No. 3: Amendment to the articles of incorporation. We are asking stockholders to approve an amendment to the Company’s Articles of Incorporation, to increase the number of authorized shares of common stock par value $0.0001 from 15,000,000 to 50,000,000 shares. The Board believes that the proposed increase in authorized common stock is desirable to provide additional flexibility for potential future business and financial transactions. The affirmative vote of a majority of our outstanding common stock will be necessary to approve the adoption of the proposed amendment to our Articles. As a result, abstentions and non-votes will have the same effect as “against” votes.

Proposal No. 4: Independent Registered Public Accounting Firm. The affirmative vote of a majority of the common stock present in person or by proxy at the meeting and voting on the matter is necessary to approve the ratification of our independent registered public accounting firm for 2019. For purposes of counting votes on this matter, abstentions and broker non-votes will not be counted as shares voted on the matter.

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Are there other matters to be voted on at the meeting?

As of the date of this proxy statement, our Board of Directors does not know of any matters which may come before the meeting, other than the matters described in this proxy statement. Should any other matter requiring a vote of the stockholders arise and be properly presented at the annual meeting, the proxy gives the persons named in the proxy and designated to vote the shares discretionary authority to vote or otherwise act with respect to any such matter in accordance with their best judgment.

How does the Board recommend that I vote?

The Board of Directors recommends that you vote:

●	FOR PROPOSAL NO. 1 the election of all of the seven nominees for director;

●	FOR PROPOSAL NO. 2 the non-binding advisory approval of the compensation of our named executive officers disclosed in this proxy statement;

●	FOR PROPOSAL NO. 3 the ratification of the amendment to the Articles of Incorporation to increase the authorized shares of common stock par value $0.0001 from 15,000,000 to 50,000,000.
●	FOR PROPOSAL NO. 4 the ratification of the appointment of M&K CPAS, PLLC as our independent registered public accounting firm for 2019.

Who pays for this proxy solicitation?

All costs of soliciting proxies will be borne by us. Our directors, officers, and other employees may without compensation other than their regular compensation, solicit proxies by further mailing or personal conversation, or by telephone, facsimile or electronic means. We will reimburse brokerage houses and other custodians, nominees and fiduciaries for their out-of-pocket expenses for forwarding soliciting material to the beneficial owners of our common stock.

Important Notice Regarding the Availability of Proxy Materials for the

Stockholder Meeting

to be Held on August 8, 2019:

Our proxy statement and 2018 Annual Report are available at www.proxyvote.com.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

General

Our Bylaws provide that the Board of Directors shall have not less than three (3) nor more than nine (9) seats. The Board of Directors has set the size of the Board of Directors at seven (7) effective following the Annual Meeting. The directors shall be elected at each annual general meeting of the stockholders and, except as otherwise provided by applicable law, our Articles of Incorporation or Bylaws, each director shall hold office until the next annual meeting of stockholders or until the director’s successor has been elected and qualified. If for any reason directors are not elected at the annual meeting of the stockholders, they may be elected at any special meeting of the stockholders that is duly called and held for that purpose in the manner provided by the Bylaws.

Set forth below is certain information furnished to us by the director nominees.

Nominees for Director

Seven directors are to be elected at the Annual Meeting for a one-year term ending on the earlier of: (a) the annual meeting of stockholders to be held in 2020; or (b) her or his successor is duly elected and qualified. The Board of Directors has nominated Trent Davis, Michael Fleming, Jack Peterson, David Holmes, Matthew Szot, Owen Lingley and Paul F. Shoen for election to the Board of Directors.

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Unless otherwise instructed, the proxy holders will vote the proxies received by them for the election of each of the nominees to the Board of Directors. Each nominee has indicated that he or she will serve if elected. We do not anticipate that any of these nominees will be unable or unwilling to stand for election, but if that occurs, all proxies received may be voted by the proxy holders for another person nominated by the Board of Directors. As there are seven nominees, proxies may be voted for up to seven persons.

Vote Required for Election of Directors

If a quorum is present, the nominees for election to the Board of Directors receiving the greatest number of votes cast “for” the election of the directors by the shares present, in person or by proxy, will be elected to the Board of Directors. Votes withheld and broker non-votes are not counted toward a nominee’s total.

Director Nominees

The names and certain information as of the Record Date about the nominees are set forth below.

Trent Davis, age 51, was appointed to our Board of Directors in August 2016. Mr. Davis is currently CEO for Paulson Investment Company, LLC, which is a boutique investment firm specializing in private equity offerings for small to mid-cap markets. Formerly, from December 2014 to December 2018, Mr. Davis was President and COO of Whitestone Investment Network, Inc., which specializes in providing executive advisory services to small entrepreneurial companies, as well as restructuring, recapitalizing, and making strategic investments in small to midsize companies. In March of 2018, Mr. Davis was appointed to the Board of Directors of Senmiao Technology Limited (Nasdaq: AIHS), an online lending platform in China connecting Chinese investors with individual and small- to-medium-sized enterprise borrowers and creditors, and currently serves as an independent director and a member of the Audit, Compensation, and Nominating and Corporate Governance Committees. As the Lead Independent Director, from July 2015 to April 2017, Mr. Davis helped to successfully complete the reverse merger between Dataram Corporation (Nasdaq: DRAM), which develops, manufactures, and markets memory products primarily used in enterprise servers and workstations worldwide, and U.S. Gold Corp (Nasdaq: USAU), which is a gold exploration and development company. Previously, from December 2014 to July 2015, Mr. Davis was Chairman of the Board for Majesco Entertainment Company (Nasdaq: COOL), which is an innovative developer, marketer, publisher, and distributor of interactive entertainment for consumers around the world. In April of 2017, Majesco completed a reverse merger with, and changed its name to PolarityTE, which is the owner of a novel regenerative medicine and tissue engineering platform. From November 2013 until July 2014, Mr. Davis served as the President and a Director of Paulson Capital Corp. (Nasdaq: PLCC) until he successfully completed the reverse merger of Paulson with VBI Vaccines, (Nasdaq: VBIV). He went on to serve as a member of its Board of Directors and Audit Committee until May 2016. Mr. Davis was also the Chief Executive Officer of Paulson Investment Company, LLC, a subsidiary of Paulson Capital Corp, from July 2005 to October 2014, and is credited with overseeing the syndication of approximately $600 million for over 50 client companies in both public and private transactions. In 2003, Mr. Davis served as a Chairman of the Board of the National Investment Banking Association. Mr. Davis holds a B.S. in Business and Economics from Linfield College and an M.B.A. from the University of Portland. Mr. Davis is qualified to serve on the Board because of his deep knowledge of finance and public company issues, capital market, advisory and entrepreneurial experiences, and extensive expertise in operational and executive management.

Michael Fleming, age 70, was appointed to our Board of Directors in August 2016. Mr. Fleming is currently an attorney with the law firm Ryan, Swanson & Cleveland, PLLC specializing in real estate, dispute resolution, securities and environmental matters. Mr. Fleming previously was an attorney with the law firm of Lane Powell PC from 2000 to 2013. Mr. Fleming is the Chairman of the Board of Directors of Jones Soda Co., a publicly traded premium beverage company. Mr. Fleming has served on the Board of Directors of Big Brothers and Big Sisters of Puget Sound since 2002 and was Chairman of the Board of Directors from 2008 to 2009. He has also been the President and owner of Kidcentre, Inc., a company in the business of providing child-care services in downtown Seattle, Washington, since 1988. Since 1985, he has also been the President and owner of Fleming Investment Co., an investment company. Mr. Fleming holds a Bachelor of Arts degree from University of Washington and a law degree from the University of California, Hastings College of the Law. We believe Mr. Fleming is qualified to serve on our Board of Directors because of his experience serving on public company boards, as president and owner of two businesses as well as his legal expertise in matters of business and securities law.

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Jack Peterson, age 55, was appointed to our Board of Directors in August 2017. Since May 2007, Mr. Peterson has been the President of Sandstrom Partners, a brand development company that focuses on the creation and revitalization of thought leading brands such as Bulleit Bourbon, St-Germain, Stillhouse Whiskey, Miller Brewing, Pernod Ricard and Aviation Gin. In addition to Eastside, clients of the firm include Bacardi, Pernod Ricard, Brown Foreman and Diageo. From March 1996 to April 2007, Mr. Peterson was President of Borders, Perrin, Norrander, a full-service advertising agency in Portland, OR. Previously, Mr. Peterson served as account director and account executive at several advertising agencies including Hal Riney & Partners in San Francisco. Mr. Peterson holds a B.A. from the University of Minnesota. Because of his professional experience in brand development and establishing brand equity, and his contacts within the spirits industry, we believe Mr. Peterson will be a valuable member of our board of directors.

Matthew Szot, age 45, was elected to our board of directors and has served as the chairman of the audit committee of our board of directors since June 2018. Mr. Szot is currently the Executive Vice President and Chief Financial Officer of S&W Seed Company (Nasdaq: SANW) where he has served since March 2010. Mr. Szot brings a wealth of knowledge in mergers and acquisitions, debt and equity financings, developing and implementing financial and operational process improvements, technical accounting, SEC reporting and compliance. During this tenure, Mr. Szot has been instrumental in negotiating, structuring and integrating six strategic acquisitions and raising more than $125 million for the company. Mr. Szot is also currently a Director and serves as Chairman of the Audit Committee and a member of both the Compensation Committee and Nominating and Governance Committees of SenesTech (Nasdaq: SNES), a life science company focused on animal health. From February 2007 until October 2011, Mr. Szot served as the Chief Financial Officer for Cardiff Partners, LLC, a strategic consulting company that provided executive financial services to various publicly traded and privately held companies. Prior thereto, from 2003 to December 2006, Mr. Szot served as Chief Financial Officer and Secretary of Rip Curl, Inc., a market leader in wetsuit and action sports apparel products. From 1996 to 2003, Mr. Szot was a Certified Public Accountant with KPMG in the San Diego and Chicago offices and served as an Audit Manager for various publicly traded companies. Mr. Szot graduated with High Honors from the University of Illinois, Champaign-Urbana with a Bachelor of Science degree in Agricultural Economics/Accountancy. Mr. Szot is a Certified Public Accountant in the State of California. We believe that Mr. Szot is qualified to serve as a member of our board of directors because of his experience and knowledge of corporate finance, mergers and acquisitions and corporate governance, as well as other operational, financial and accounting matters gained as a past and present chief financial officer of other public and private companies.

David Holmes, age 45, was appointed to our Board of Directors on October 15, 2018. Mr. Holmes currently serves as the founder of Third Floor, LLC, a development-stage company assembling a platform of brands primarily focused on ‘evolved beverages’ and cannabidiol (CBD) beverages. Prior thereto, he was a co-founder of Boathouse Beverage, the developer of the SpikedSeltzer brand, which was sold to ABInbev in 2016. While at Boathouse, Mr. Holmes built the SpikedSeltzer brand from concept to product to sale and, in the process, created a segment in the alcohol beverage market. He developed and directed all branding/marketing and related execution, along with sole responsibility for all investment, finance, logistics and field sales management. Following the SpikedSeltzer brand acquisition, Mr. Holmes became Vice President at ABInbev where his primary focus was on managing the operational transition to ABI, leading and guiding the brand identity transition into ABI and wholesaler outreach and relationship building. Prior to co-founding Boathouse Beverage, Mr. Holmes was a director and portfolio manager at Citi Capital Advisors from 2007 through 2012, where he ran its distressed debt opportunity fund. Mr. Holmes was also an analyst at Marathon Asset Management, an alternative asset management firm with $10 billion in assets under management investing in global credit and fixed income markets. Mr. Holmes has an MBA in Finance from Columbia University and a BA in Economics from Connecticut College. Because of his extensive experience within the spirits industry, the Company believes Mr. Holmes will be a valuable member of the Board.

Owen Lingley, age 39, is the founder of Craft Canning & Bottling (“Craft”) and Imperial Yeast. After receiving an economics degree from the University of Denver, he spent two years in Kazakhstan in the Peace Corps. Moving to the Northwest, he worked in packaging and at a yeast laboratory, before founding Craft in 2012. Craft has grown to be the industry leader in canning, with 17 lines spread over three states, packaging beer, wine, coffee, ready-to-drink cocktails, and cannabidiol beverages and was acquired by the Company in 2019. Following the acquisition, Mr. Lingley continues to serve as the non-executive Chairman of Craft. In 2014, he founded Imperial Yeast, which has grown to be the third largest supplier of liquid yeast to the brewing industry, and the first certified organic supplier of yeast in the world. Because of his extensive industry experience, particularly with respect to canning and bottling operations, we believe that Mr. Lingley will be a valuable member of the Board.

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Paul F. Shoen, age 63, is a private investor and also founded and has served as the Chairman of Pantechnicon Aviation, Ltd., a company that buys and sells aircraft, since 1995. Although he is no longer associated with Amerco, Inc., over a 15-year period, Mr. Shoen served as a member of various Boards of Directors at the parent and subsidiary levels of Amerco, including the operational, real estate and insurance companies. He also served in various executive capacities within Amerco, including President and Vice-President of U-Haul International. Mr. Shoen also served on the Board of Directors of Paulson Capital Corp. from 1998 until its acquisition by VBI Vaccines Inc. in 2014. Mr. Shoen attended College of the Holy Cross where he earned a B.A. in Psychology. He has also taken graduate-level business courses at the University of Chicago. We believe that Mr. Shoen’s experience on other company boards and as a private investor is valuable to our Board.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF Messrs. Davis, Fleming, peterson, szot, Holmes, Lingley and Shoen TO THE BOARD OF DIRECTORS.

Executive Officers

The names and certain information about our executive officers as of the Record Date are set forth below:

Name	Age	Position
Robert Manfredonia	54	President
Steven Shum	48	Interim Chief Executive Officer, Chief Financial Officer and Secretary
Melissa Heim	35	Executive Vice President Operations and Master Distiller

Robert Manfredonia, age 54, has served as our President since December 6, 2018. Mr. Manfredonia has over 25 years of experience helping liquor companies drive new business growth, distributor focus and forging strong relationships with external business partners. In April 2018, Mr. Manfredonia joined us from Russian Standard, where he was Vice President in charge of National Accounts. As Vice President of National Accounts at the Company, Mr. Manfredonia was in charge of selling the Company’s Redneck Riviera Whiskey product to ‘big box’ retailers including Costco, Kroger, Albertsons, Walmart, CVS, Winn Dixie, Spec’s (Texas), Jewel Osco, ABC Liquors (Florida) and other significant accounts. He started his career as a sales manager with Southern Wine & Spirits. From 2012 through 2015, he was co-founder of Diamond Brands Inc., where he led the concept development, research and development, and bringing to market of a French sparkling wine. From 2007 through 2012, he was Western Division Director for Duvel Moortgat USA, where he had oversight of six breweries, five European, and U.S. management of 106 distributors. Prior to 2007, Mr. Manfredonia worked for Miller Brewing Company as a Division Director of International Brands. His oversight included nine urban centers and 52 distributors with a fiscal 2006 revenue increase of 42%. He served as a logistics specialist in the United States Air Force from 1984 through 1989, serving in Asia and Europe.

Steven Shum, age 48, has served as our interim chief executive officer since May 2019 and as our chief financial officer since October 2015. Prior to joining us, Mr. Shum served as an officer and director of XZERES Corp from October 2008 until April 2015, a publicly-traded global renewable energy company, in various officer roles, including chief operating officer from September 2014 until April 2015, chief financial officer, principal accounting officer and secretary from April 2010 until September 2014 (under former name, Cascade Wind Corp) and chief executive officer and president from October 2008 to August 2010. Mr. Shum currently serves on the board of directors of Invo Bioscience Inc. (OTC: IVOB), a medical device company. Mr. Shum also serves as the managing principal of Core Fund Management, LP and the Fund Manager of Core Fund, LP. He was a founder of Revere Data LLC (now part of Factset Research Systems, Inc.) and served as its executive vice president for four years, heading up the product development efforts and contributing to operations, business development, and sales. He spent six years as an investment research analyst and portfolio manager of D.N.B. Capital Management, Inc. His previous employers include Red Chip Review and Laughlin Group of Companies. He earned a B.S. in Finance and a B.S. in General Management from Portland State University in 1992.

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Melissa Heim, age 35, has served as our master distiller since June 2012 and has been a professional producer of spirits for 11 years. In November 2016, she was appointed our Executive Vice President Operations. We believe Ms. Heim was one of the first female master distillers and blenders west of the Mississippi River. Prior to joining us, she apprenticed at and then served as head distiller at Rogue Distillery and Public House in Portland’s Pearl District, holding the latter position from 2008 to 2010. Also, Ms. Heim co-founded and served as president of the Clear Boots Society, an organization that supports women’s leadership in the spirits industry. Ms. Heim studied Liberal Arts with emphasis on English at the University of Oregon. Ms. Heim is a current board member and Treasurer for the Women Distillers Guild, a member of the Craft Spirit Steering Committee for the international association Women of the Vine and Spirits, a member in good standing with the American Distilling Institute since 2014, a member in good standing with the American Craft Spirits Association since 2014, was named as one of the beverage industry’s top 40 under 40 tastemakers in 2017 and holds certification in advanced blending, maturation and warehousing techniques for spirits. She has earned the company over 40 medals for flavor including prestigious Double Golds at the country’s most competitive contests, besting some of the industry’s largest brands. Her works extends beyond distilled spirits, in 2019 she spearheaded the production and release of the first-of-their-kind CBD beverages, under the brand name Outlandish, which includes single serve seltzer, tonic and ginger ale. Ms. Heim oversees the Eastside portfolio of products and manages the company’s development and innovation team.

CORPORATE GOVERNANCE

Board of Directors Leadership Structure

In 2018, the Board of Directors had a structure whereby the Chair of our Board of Directors was the Chief Executive Officer. In May 2019, the structure was modified to have an “Executive Chair”, who was the most recent former Chief Executive Officer. The Executive Chair has expanded duties, including sourcing acquisitions and product development and assisting in financing activities as requested by the Company. The structure also includes a separate Vice-Chair who acts as a lead independent director. We believe the current separation of the vice-chair/lead independent director from the Executive Chair allowed the Board to balance a Chair with inside knowledge of the Company with appropriate oversight. We anticipate that the Board of Directors will elect a new Chair in conjunction with our Annual Meeting and will determine whether to maintain the non-independent chair / independent vice-chair structure or have an independent Chair structure. We recognize that different board leadership structures may be appropriate for companies in different situations and should be reviewed and carefully considered periodically in light of the Board’s composition and the needs of the Company. As a result, we intend to closely review and consider the optimal Board leadership structure for the Company at and following the Annual Meeting.

Our chair of the Board of Directors is responsible for the effective functioning of our Board of Directors, enhancing its efficacy by guiding Board of Directors processes and presiding at Board of Directors meetings. Typically, our chair presides at stockholder meetings and ensures that directors receive appropriate information from our management to fulfill their responsibilities. We expect our chair to also act as a liaison between our Board of Directors and executive management, facilitating clear and open communication between management and the Board of Directors.

Board of Directors Role in Risk Oversight

One of the key functions of our Board of Directors is informed oversight of our risk management process. Our Board of Directors does not have a standing risk-management committee, but rather administers this oversight function directly through our Board of Directors as a whole, as well as through our various standing committees as described below, that address risks inherent in their respective areas of oversight. In particular, our Board of Directors is responsible for monitoring and assessing strategic risk exposure, and discusses with management our major risk exposures, their potential impact on us and the steps we take to manage them. While our Board is ultimately responsible for risk oversight, our standing committees and management assist the Board of Directors in fulfilling its oversight responsibilities in certain areas of risk. For example, our audit committee is responsible for monitoring and assessing risk exposure related to financing, accounting and investment risks.

Director Independence

Generally, under the listing requirements and rules of Nasdaq, independent directors must comprise a majority of a listed company’s board of directors. Our Board of Directors has undertaken a review of its composition, the composition of its committees and the independence of each director. Our Board of Directors has determined that directors Trent Davis, Michael Fleming, David Holmes and Matthew Szot, and nominee Paul Shoen are independent within the meaning of Nasdaq listing standards. Accordingly, a majority of our directors are independent, as required under applicable Nasdaq rules. In making this determination, our Board of Directors considered the current and prior relationships that each non-employee director has with our company and all other facts and circumstances our Board of Directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director.

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The Board also considered other relationships that could cause a director not to be independent including that Trent D. Davis, one of our directors and a director nominee, is the brother-in-law of Murray Smith, our current CFO of our wholly-owned Craft Canning + Bottling subsidiary and former controller. In addition, Mr. Davis’ son is a staff sales employee. There are no other family relationships among any of our directors or officers.

Standing Committees and Attendance

The Board of Directors held a total of seven meetings during 2018. During 2018, each director attended all of the meetings of our Board of Directors.

The Board of Directors has established the following standing committees: an audit committee, a compensation committee, and a nominating & corporate governance committee. The Board of Directors determined that establishing standing audit, compensation, and nominating & corporate governance committees is an important element of sound corporate governance. The audit, compensation, and nominating & corporate governance committees held six, nine and four meetings, respectively, during 2018, and each director attended all of the meetings of the committees on which he or she then served.

Audit Committee

Our audit committee oversees the engagement of our independent public accountants, reviews our audited financial statements, meets with our independent public accountants to review internal controls and reviews our financial plans. Our audit committee currently consists of Matthew Szot, who is the chair of the committee, Trent D. Davis and Michael M. Fleming. Each of Messrs. Szot, Davis and Fleming has been determined by our Board of Directors to be independent in accordance with Nasdaq and SEC standards. Our Board of Directors has also designated each of Mr. Szot and Mr. Fleming as an “audit committee financial expert” as the term is defined under SEC regulations and has determined that each of Mr. Szot, Mr. Davis and Mr. Fleming possesses the requisite “financial sophistication” under applicable Nasdaq rules. The audit committee operates under a written charter which is available on our website at http://www.eastsidedistilling.com/s/ESDI-Audit-Committee-Charter-Adopted-101316.pdf. Both our independent registered accounting firm and internal financial personnel regularly meet with our audit committee and have unrestricted access to the audit committee. Each member of the audit committee is able to read and understand fundamental financial statements, including our consolidated balance sheets, consolidated statements of operations and consolidated statements of cash flows. Further, no member of the audit committee has participated in the preparation of our consolidated financial statements, or those of any of our current subsidiaries, at any time during the past three years.

Compensation Committee

Our compensation committee reviews and recommends policies, practices and procedures relating to compensation for our directors, officers and other employees and advising and consulting with our officers regarding managerial personnel and development. Our compensation committee currently consists of Trent D. Davis, who is the chair of the committee and Matthew Szot and Michael M. Fleming, each of whom has been determined by our Board of Directors to be independent in accordance with Nasdaq standards. Each member of our compensation committee is also a non-employee director, as defined pursuant to Rule 16b-3, promulgated under the Exchange Act, and an outside director, as defined pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended. The compensation committee operates under a written charter which is available on the Company’s website at http://www.eastsidedistilling.com/s/ESDI-Compensation-Committee-Charter-Adopted-101316.pdf.

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Nominating & Corporate Governance Committee

Our nominating & corporate governance committee (“Nominating Committee”) evaluates the composition, size and governance of our Board of Directors and its committees, evaluating and recommending candidates for election to our Board of Directors, establishing a policy for considering stockholder nominees and reviewing our corporate governance principles, establishing director compensation and providing recommendations to the Board of Directors. Our Nominating Committee currently consists of Michael M. Fleming, who is the chair of the committee, and Trent D. Davis, each of whom has been determined by our Board of Directors to be independent in accordance with Nasdaq standards. The Nominating Committee operates under a written charter which is available on the Company’s website at http://www.eastsidedistilling.com/s/ESDI-Nominating-and-Corporate-Governance-Committee-Charter-Adopted-10.pdf.

Director Nomination Process

The nominating committee identifies director nominees by first considering those current members of the Board of Directors who are willing to continue in service. Current members of the Board of Directors with skills and experience that are relevant to our business and who are effective as members of the Board of Directors and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the Board of Directors with that of obtaining a new perspective, skills or experience, among other factors that the Board of Directors in their judgment believes are relevant. If any member of the Board of Directors does not wish to continue in service, if the nominating committee or the Board of Directors decides not to re-nominate a member for reelection, if the nominating committee or the Board of Directors decided to fill a director position that is currently vacant or if the nominating committee or the Board of Directors decides to recommend that the size of the Board of Directors be increased, the nominating committee identifies the desired skills and experience of a new nominee in light of the criteria described below. Current members of the Board of Directors and management are polled for suggestions as to individuals meeting the Board of Directors’ criteria. We may perform research to identify qualified individuals and, if appropriate, the nominating committee may engage a search firm. Nominees for director are selected by a majority of the members of the Board of Directors, after recommendation by the Nominating Committee, with any current directors who may be nominees themselves abstaining from any vote relating to their own nomination. All of our directors participated in the consideration of the director nominees for election at the Annual Meeting. Although the nominating committee and the Board of Directors do not have a formal diversity policy, the Board of Directors and the nominating committee consider such factors as they deem appropriate to develop a Board and committees that are diverse in nature and comprised of experienced and seasoned advisors who may add valuable contributions. Factors considered by the nominating committee include judgment, knowledge, skill, diversity (including, but not limited to, factors such as race, gender and experience), integrity, effectiveness as a Board member, experience with businesses and other organizations of comparable size, including experience in the spirits industry, business, finance, administration or public service, the relevance of a candidate’s experience to our needs and experience of other board members, familiarity with national and international business matters, experience with accounting rules and practices, willingness and ability to serve on committees, the desire to balance the considerable benefit of continuity with the periodic injection of the fresh perspective provided by new members, and the extent to which a candidate would be a desirable addition to the Board of Directors and any committees of the Board of Directors.

In addition, directors are expected to be able to exercise their best business judgment when acting on behalf of us and our stockholders, act ethically at all times and adhere to the applicable provisions of our code of business conduct and ethics. Other than consideration of the foregoing and applicable SEC and Nasdaq requirements, unless determined otherwise by the Nominating Committee, there are no stated minimum criteria, qualities or skills for director nominees. However, the Nominating Committee may also consider such other factors as it may deem are in the best interests of us and our stockholders. In addition, at least one member of the Board of Directors serving on the audit committee should meet the criteria for an “audit committee financial expert” having the requisite “financial sophistication” under applicable Nasdaq and SEC rules, and a majority of the members of the Board of Directors should meet the definition of “independent director” under applicable Nasdaq rules.

The Nominating Committee and the Board of Directors may consider suggestions for persons to be nominated for director that are submitted by stockholders. The Nominating Committee will evaluate stockholder suggestions for director nominees in the same manner as it evaluates suggestions for director nominees made by management, then-current directors or other appropriate sources. Stockholders suggesting persons as director nominees should send information about a proposed nominee to our Secretary at our principal executive offices as referenced above at least 90 days before the anniversary of the prior year’s annual stockholder meeting. This information should be in writing and should include a signed statement by the proposed nominee that he or she is willing to serve as a director of Eastside Distilling, Inc., a description of the proposed nominee’s relationship to the stockholder and any information that the stockholder feels will fully inform the Board of Directors about the proposed nominee and his or her qualifications. The Board of Directors may request further information from the proposed nominee and the stockholder making the recommendation. In addition, a stockholder may nominate one or more persons for election as a director at our annual meeting of stockholders. Please see the section below titled “Stockholder Proposals for 2020 Annual Meeting” for important information regarding stockholder proposals, including director nominations.

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Code of Conduct and Ethics

We have adopted a code of business conduct and ethics that applies to all of our employees, officers and directors. We will provide to any person without charge, upon request, a copy of our code of business conduct and ethics. Requests may be directed to our principal executive offices at 1001 SE Water Avenue, Suite 390, Portland, Oregon 97214. Also, a copy of our code of business conduct and ethics is available on our website https://static1.squarespace.com/static/56ce21152fe1314d29719fb4/t/591e0d42e6f2e133ca940503/1495141699066/Code+of+Conduct+and+Ethics.pdf. We will disclose, on our website, any amendment to, or a waiver from, a provision of our Code of Business Conduct and Ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions and that relates to any element of the Code of Business Conduct and Ethics enumerated in applicable rules of the SEC.

2018 Director Compensation

During 2018, the Board of Directors established an annual compensation program for the directors that includes; 1) an annual retainer of $16,000 paid in cash in quarterly installments, 2) $5,000 in stock awards per quarter, 3) $2,500 cash payment for each board committee chair, which is paid annually at the beginning of the year, 4) $1,000 for in-person board meetings and $500 for telephonic meetings and 5) 5,000 stock options per year. The following table sets forth information regarding compensation earned by or paid to our non-employee directors during the year ended December 31, 2018.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)		Option Awards ($)		Total ($)
Trent D. Davis	$35,250	$5,000	(3)	$28,243	(5)	$68,493
Michael M. Fleming	$25,250	$5,000	(3)	$28,243	(5)	$58,493
Jack Peterson	$20,700	$5,000	(3)	$28,243	(5)	$53,943
Shelly A. Saunders(1)	$23,000	$5,000	(3)	$28,243	(5)	$56,243
Matthew Szot	$13,625	$5,000	(3)	$11,405	(6)	$30,030
Patrick Crowley(2)	$5,000	$20,000	(4)	$11,190	(6)	$21,190
David Holmes	$5,500	$20,000	(4)	$11,190	(6)	$21,690

(1)	Resigned from Board of Directors effective March 19, 2019.
(2)	Resigned from Board of Directors effective June 12, 2019.
(3)	Represents the aggregate-grant date fair value of 810 RSUs, valued using the closing stock price as reported on the Nasdaq Capital Market on the respective dates of grant. As of December 31, 2018, the RSUs granted were fully vested. As of December 31, 2018, there were no unvested RSUs held by the non-employee directors.
(4)	Represents $20,000 in value of RSUs, which vest in one installment one year from the date of the award (October 24, 2019) subject to continued service with the Company on that date. The exact number of shares to be issued on the vesting date will be calculated based upon the closing price of the Company’s common stock on such date.
(5)	Represents the aggregate-grant date fair value of non-qualified stock options under the 2016 Plan. This includes two separate grants during the year, for the purchase up to 7,500 shares of common stock at an exercise price of $3.99 per share and for the purchase of up to 5,000 shares of common stock at an exercise price of $7.87 per share as of January 11, 2018 and October 15, 2018 respectively without regards to forfeitures, computed in accordance with ASC Topic 718 – Stock Compensation (“ASC 718”). The assumptions used to calculate the value of the stock options are set forth in Note 14 in the Notes to Consolidated Financial Statements on page 52. As of December 31, 2018, the total number of shares of outstanding stock options held by each non-employee director were as follows: Mr. Davis, 19,537; Mr. Fleming, 19,537; Mr. Peterson, 20,000; Ms. Saunders, 20,000; Mr. Szot, 5,000; Mr. Crowley, 5,000; and Mr. Holmes 5,000.
(6)	Represents a grant of non-qualified stock options under the 2016 Plan to purchase up to 5,000 shares of common stock at an exercise price of $7.87 per share to each of our non-employee directors as of October 13, 2016 without regards to forfeitures, computed in accordance with ASC Topic 718 – Stock Compensation (“ASC 718”). The assumptions used to calculate the value of the stock options are set forth in Note 14 in the Notes to Consolidated Financial Statements on page 52.

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EXECUTIVE OFFICER COMPENSATION

Summary Compensation Table

The following table sets forth the compensation awarded to, earned by or paid to our Named Executive Officers for services rendered during the fiscal years ended December 31, 2018, and 2017.

	2018 Summary Compensation Table
Name and Position	Year	Salary	Bonus	Stock Awards		Option Awards		All Other Compensation	Total ($)
Grover T. Wickersham	2018	$120,000	$123,750	$164,314	(4)	$318,545	(2)	$	$726,609
Former Chief Executive Officer, Director(1)	2017	$20,769	$50,000	$188,350	(5)	$156,740	(3)	$	$415,859

Robert Manfredonia	2018	$109,615	$—	$50,000	(7)	$204,625	(6)	$	$364,240
President (Since December 2018)

Steve Shum	2018	$135,000	$132,250	$164,314	(10)	$318,545	(8)	$	$750,109
Interim Chief Executive Officer and Chief Financial Officer, (Since October 1, 2015)	2017	$135,000	$63,461	$59,390	(11)	$5,095	(9)	$	$262,946

Melissa Heim	2018	$87,289	$10,000	$19,950	(14)	$68,575	(12)	$	$185,814
Executive V.P. Operations and Master Distiller	2017	$85,000	$34,297	$57,906	(15)	$30,915	(13)	$	$208,118

(1)

Effective May 10, 2019, Grover Wickersham transitioned to Executive Chairperson, stepping down from his dual role as Chairman and Chief Executive Officer. In connection with his agreement to act as Executive Chairperson, Mr. Wickersham will be paid an annual fee of $185,000 and will be eligible for certain discretionary bonuses and equity awards. In addition, Mr. Wickersham will be reimbursed for out of pocket healthcare insurance at the same rate that he was paying immediately prior to his transition. These payments will continue until the 2020 annual meeting of stockholders irrespective of whether Mr. Wickersham continues to serve as Executive Chairperson. Mr. Wickersham has indicated that he will be available to continue to provide consulting services in the Company’s discretion.

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(2)	Amounts reflect the aggregate grant date fair value of the 115,000 shares of common stock underlying the stock options granted on three separate dates of grant (with exercise prices of $3.92, $3.99 and $7.87 per share, respectively) without regards to forfeitures, computed in accordance with FASB ASC Topic 718, Compensation—Stock Compensation (“ASC 718”). This amount does not reflect the actual economic value realized by the named executive officer. The options issued vest monthly over a 2 or 3-year period. The assumptions used to calculate the value of the stock options are set forth in Note 14 in the Notes to Consolidated Financial Statements on page 52 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed with the SEC on March 28, 2019.
(3)	Amounts reflect the aggregate grant date fair value of the 53,333 shares of common stock underlying the stock options granted on two separate dates of grant (with exercise prices of $4.80 and $3.78 per share, respectively) without regards to forfeitures, computed in accordance with ASC 718. This amount does not reflect the actual economic value realized by the named executive officer. The options issued vest monthly over a 3-year period. The assumptions used to calculate the value of the stock options are set forth in Note 13 in the Notes to Consolidated Financial Statements on page 46 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the SEC on April 2, 2018.
(4)	Amounts reflect the aggregate grant date fair value of 24,098 restricted stock units calculated based on the closing sales price reported on the Nasdaq Capital Market on the respective dates of grant ($3.99, $7.19, and $7.69 per share, respectively) without regards to forfeitures.
(5)	Amounts reflect the aggregate grant date fair value of 50,834 restricted stock units calculated based on the closing sales price reported on the Nasdaq Capital Market on the respective dates of grant ($4.80, $3.78, and $4.33 per share, respectively) without regards to forfeitures.
(6)	Amounts reflect the aggregate grant date fair value of the 75,000 shares of common stock underlying the stock options granted on two separate dates of grant (with exercise prices of $7.05 and $7.87 per share, respectively) without regards to forfeitures, computed in accordance with ASC 718. This amount does not reflect the actual economic value realized by the named executive officer. The options issued vest monthly over a 3-year period. The assumptions used to calculate the value of the stock options are set forth in Note 14 in the Notes to Consolidated Financial Statements on page 52 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed with the SEC on March 28, 2019.
(7)	Amounts reflect the aggregate grant date fair value of 6,696 restricted stock units calculated based on the closing sales price reported on the Nasdaq Capital Market on the respective dates of grant ($7.05, and $7.94 per share, respectively) without regards to forfeitures.
(8)	Amounts reflect the aggregate grant date fair value of the 115,000 shares of common stock underlying the stock options granted on three separate dates of grant (with exercise prices pf $3.92, $3.99 and $7.87 per share, respectively) without regards to forfeitures, computed in accordance with ASC 718. This amount does not reflect the actual economic value realized by the named executive officer. The options issued vest monthly over a 2 or 3-year period. The assumptions used to calculate the value of the stock options are set forth in Note 14 in the Notes to Consolidated Financial Statements on page 52 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed with the SEC on March 28, 2019.
(9)	Amounts reflect the aggregate grant date fair value of the 1,667 shares of common stock underlying the stock option on the date of grant (with an exercise price of $4.50 per share) without regards to forfeitures, computed in accordance with ASC 718. This amount does not reflect the actual economic value realized by the named executive officer. The options issued vest quarterly over a 3-year period. The assumptions used to calculate the value of the stock options are set forth in Note 13 in the Notes to Consolidated Financial Statements on page 46 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the SEC on April 2, 2018.
(10)	Amounts reflect the aggregate grant date fair value of 24,098 restricted stock units calculated based on the closing sales price reported on the Nasdaq Capital Market on the respective dates of grant ($3.99, $7.19, and $7.69 per share, respectively) without regards to forfeitures.
(11)	Amounts reflect the aggregate grant date fair value of 13,000 restricted stock units calculated based on the closing sales price reported on the Nasdaq Capital Market on the respectively dates of grant ($6.00, $3.90, and $4.33 per share, respectively) without regards to forfeitures.
(12)	Amounts reflect the aggregate grant date fair value of the 25,000 shares of common stock underlying the stock option on the date of grant (with an exercise price of $3.99 per share) without regards to forfeitures, computed in accordance with ASC 718. This amount does not reflect the actual economic value realized by the named executive officer. The options issued vest quarterly over a 3-year period. The assumptions used to calculate the value of the stock options are set forth in Note 14 in the Notes to Consolidated Financial Statements on page 52 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed with the SEC on March 28, 2019.
(13)	Amounts reflect the aggregate grant date fair value of the 11,667 shares of common stock underlying the stock options granted on two separate dates of grant (with an exercise price of $4.50 and $3.78 per share, respectively) without regards to forfeitures, computed in accordance with ASC 718. This amount does not reflect the actual economic value realized by the named executive officer. The options issued vest monthly over a 3-year period. The assumptions used to calculate the value of the stock options are set forth in Note 13 in the Notes to Consolidated Financial Statements on page 46 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the SEC on April 2, 2018.
(14)	Amounts reflect the aggregate grant date fair value of 5,000 restricted stock units calculated based on the closing sales price reported on the Nasdaq Capital Market on the dates of grant ($3.99 per share) without regards to forfeitures.
(15)	Amounts reflect the aggregate grant date fair value of 5,548 restricted stock units calculated based on the closing sales price reported on the Nasdaq Capital Market on the respective dates of grant ($3.78 and $4.33 per share, respectively) without regards to forfeitures.

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All Other Compensation

None

2018 Grants of Plan-Based Awards

The following table sets forth information concerning the number of shares of common stock underlying restricted stock unit awards and stock options granted to the Named Executive Officers in the year ended December 31, 2018.

		All Other Stock Awards:		All Other Option Awards:
Name	Grant Date	Number of Shares of Stock or Units (#)		Number of Securities Underlying Options (#)		Exercise or Base Price of Option Awards ($/Share)	Grant Date Fair Value of Stock and Option Awards (1)
Grover T. Wickersham	01/08/2018			50,000	(2)	$3.92	$130,650

	01/11/2018			25,000	(4)	$3.99	$68,575
	01/11/2018	5,000	(3)				$19,950
	04/17/2018	5,000	(3)				$35,950

	08/18/2018	14,098	(3)				$103,620

	10/15/2018	—		40,000	(4)	$7.87	$119,320

Melissa Heim	01/11/2018			25,000	(4)	$3.99	$68,575
		5,000	(3)				$19,950
Steve Shum	01/08/2018	—		50,000	(2)	$3.92	$130,650

	01/11/2018			25,000	(4)	$3.99	$68,575
		5,000	(3)				$19,950
	04/17/2018	5,000	(3)				$35,950

	08/18/2018	14,098	(3)				$103,620

	10/15/2018			40,000	(4)	$7.87	$119,320

Robert Manfredonia	4/02/2018			50,000	(4)	$7.05	$130,050
		3,547	(3)				$25,000
	10/04/2018	3,149	(3)				$25,000

	10/15/2018	—		25,000	(4)	$7.87	$74,575

(1)	Represents the grant date fair value of each equity award calculated in accordance with ASC 718.
(2)	Options vest quarterly over a 2-year period.
(3)	RSUs vested immediately.
(4)	Options vest quarterly over a 3-year period.

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2018 Outstanding Equity Awards Fiscal Year-End

The following table sets forth all outstanding equity awards made to each of the Named Executive Officers that were outstanding as of December 31, 2018.

		Option Awards (1)
Name	Grant Date	Number of| Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Grover T. Wickersham	10/13/2016	35,000	(1)	—	$5.40	10/13/2026

	04/05/2017	29,167	(2)	4,167	$4.80	04/05/2027

	09/15/2017	10,000	(3)	10,000	$3.78	09/15/2027

	01/08/2018	25,000	(2)	25,000	$3.92	01/08/2028

	01/11/2018	8,333	(3)	16,667	$3.99	01/08/2028

	10/15/2018	3,333	(3)	36,667	$7.87	10/15/2028

Melissa Heim	03/25/2015	417	(3)	—	$105.00	03/25/2025

	09/20/2016	7,500	(3)	2,500	$4.80	09/20/2026

	12/30/2016	2,223	(3)	1,111	$5.94	12/30/2016

	03/14/2017	972	(3)	695	$4.50	03/14/2027

	09/15/2017	5,000	(3)	5,000	$3.78	09/15/2027

	01/11/2018	8,333	(3)	16,667	$3.99	01/11/2028

Steven Shum	10/1/2015	14,167	(4)	—	$27.00	10/1/2020

	9/20/2016	15,000	(3)	5,000	$4.80	10/1/2026

	03/14/2017	972	(3)	695	$4.50	03/14/2027

	01/08/2018	25,000	(2)	25,000	$3.92	01/08/2028

	01/11/2018	8,333	(3)	16,667	$3.99	01/08/2028

	10/15/2018	3,333	(3)	36,667	$7.87	10/15/2028

Robert Manfredonia	04/02/2018	16,667	(3)	33,333	$7.05	04/02/2028

	10/15/2018	2,083	(3)	22,917	$7.87	10/15/2028

(1)	Options vest monthly over a 6-month period.
(2)	Options vest quarterly over 2-year period.
(3)	Options vest quarterly over 3-year period.
(4)	Options vest over a 2-year period with 25% vesting in the first year following date of grant, with no options vesting during the first 6-months and 1/24th per month and 75% vesting in the second year following date of grant (3/48th/month).

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Option Exercises and Stock Vested

None.

Employment Agreements

We have agreements with certain of our named executive officers, which include provisions regarding post-termination compensation. We do not have a formal severance policy or plan applicable to our executive officers as a group. The following summaries of the employment agreements are qualified in their entirety by reference to the text of the employment agreements, as amended, which have been filed as.

Employment Agreement with Steve Shum

In 2015, we entered into an employment agreement with Mr. Shum, which was amended in 2016. The agreement annually renews for one-year terms.

The agreement contains the following provisions among other terms: (i) reimbursement for all reasonable travel and other out-of-pocket expenses incurred in connection with his employment; (ii) vacation leave; (iii) medical, dental and life insurance benefits; (iv) 36-month non-compete/non-solicitation terms; and (v) a severance payment equal to six months of base salary upon termination without cause (as defined in the agreement). Mr. Shum is not entitled to increased severance in connection with a change of control.

Employment Agreement with Melissa Heim

On February 27, 2015, we entered into an employment agreement with Melissa Heim. The agreement is for an initial term ending on February 27, 2020 and one-year periods thereafter.

The agreement contains the following provisions among other customary terms: (i) reimbursement for all reasonable travel and other out-of-pocket expenses incurred in connection with her employment; (ii) paid vacation leave; (iii) medical, dental and life insurance benefits and (iv) 36-month non-solicitation terms; (v) Ms. Heim is not entitled to increased severance in connection with a change of control.

Employment Agreement with Robert Manfredonia

Effective December 6, 2018, the Company entered into an Amended and Restated Employment Agreement with Mr. Manfredonia. The agreement is for an initial term ending on December 5, 2021 and provides for an annual base salary during the term of the agreement of $150,000. Mr. Manfredonia is eligible to receive a cash bonus of $100,000 per annum, which would be subject to Company results and individual performance. In addition, the Company will recommend to the compensation committee that it grant Mr. Manfredonia $37,500 worth of restricted stock units within the first 5 days of the completion of each quarter. Each award will be immediately vested and will be subject to the terms and conditions of the 2016 Equity Incentive Plan. Further, Mr. Manfredonia may be eligible to receive stock option grants pursuant to the 2016 Equity Incentive Plan, subject to the discretion of compensation committee. The agreement also contains the following provisions: (i) reimbursement for all reasonable travel and other out-of-pocket expenses incurred in connection with his employment, along with a $500 per month car allowance; (ii) benefits and perquisites available to other senior executives of the Company; and (iii) a severance payment upon termination without cause.

Potential Payments upon Termination

Under the terms of the employment agreements for Mr. Shum, Ms. Heim and Mr. Manfredonia, they are each entitled to a severance payment of six (6) month’s salary at the then-applicable base salary rate in the event that we terminate their employment without cause.

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The following table sets forth quantitative information with respect to potential payments to be made to Mr. Shum, Ms. Heim and Mr. Manfredonia upon termination without cause. The potential payments are based on the terms of Mr. Shum’s, Ms. Heim’s and Mr. Manfredonia’s employment agreements discussed above. For a more detailed description of the employment agreements for Mr. Shum, Ms. Heim and Mr. Manfredonia, see the “Employment Agreements” section above.

Name	Potential Payment upon Termination Without Cause (1)
Steven Shum	$97,500	(2)
Robert Manfredonia	$75,000	(3)
Melissa Heim	$42,500	(4)

(1)	Employee entitled to six months’ severance at the then applicable base salary rate.
(2)	Based on Mr. Shum’s 2019 annual base salary of $195,000.
(3)	Based on Mr. Manfredonia’s 2019 annual base salary of $150,000.
(4)	Based on Ms. Heim’s 2019 annual base salary.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The following is a description of transactions since January 1, 2017 as to which the amount involved exceeds the lesser of $120,000 or one percent (1%) of the average of our total assets at year-end for the last two completed fiscal years and in which any related person has or will have a direct or indirect material interest, other than equity and other compensation, termination and other arrangements which are described above under the headings “Compensation of Directors” and “Executive Compensation.” As of the date of this proxy statement, there are no proposed transactions as described in the foregoing sentence.

On June 2, 2017, Grover Wickersham purchased 15,189 units at $3.90 per unit, with each unit consisting of one share of common stock and one three-year common stock purchase warrant exercisable at $7.50 per share (subject to adjustment), for total proceeds of $59,237 in cash.

On August 10, 2017, Mr. Wickersham and his affiliates, including certain trusts for which Mr. Wickersham serves as trustee as well as PSP (as defined and described below) purchased 55,555 units at $4.50 per unit, with each unit consisting of one share of common stock and one Public Warrant, for total proceeds of approximately $250,000 in cash. On August 9, 2018, Mr. Wickersham and his affiliates exercised the 55,555 warrants associated with the 2017 unit offering at an exercise price of $5.40 per share, for total proceeds of approximately $300,000.

On August 23, 2017, our Board appointed Jack Peterson to the Board to fill an existing vacancy on the Board effective immediately. Mr. Peterson is also the President of Sandstrom Partners. In late 2016, with the goal of increasing its brand value and accelerating sales, the Company retained Sandstrom Partners and tasked them with reviewing the Company’s current product portfolio, as well as its new ideas, and advising it with respect to marketing, creation of brand awareness and product positioning, locally and nationally. The Company is using Sandstrom Partner’s full range of brand development services, including research, strategy, brand identity, package design, environments, advertising as well as digital design and development. The Company paid $140,000 in cash, issued 33,334 shares of stock valued at $145,000 (at the time of issuance), and issued 42,000 warrants with an exercise price of $3.50 valued at $43,596 (using a Black-Scholes value at the time of issuance) to Sandstrom Partners in 2017 for services rendered by Sandstrom under its agreement with the Company. We also paid approximately $220,608 in cash and issued an additional 10,025 shares valued at $40,000 (at the time of issuance) to Sandstrom Partners in 2018. On August 11, 2018, we issued 42,000 shares of common stock to Sandstrom in connection with the exercise of their 42,000 warrants in exchange for services rendered.

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On December 29, 2017, the Grover T. Wickersham Employees’ Profit Sharing Plan (“PSP”), for which Mr. Wickersham served as trustee, purchased from us a promissory note bearing interest at the rate of 8% per annum (a “Promissory Note”) for aggregate consideration of $464,750. The Promissory Note was scheduled to mature on June 30, 2019, or in the event the Company completes a private or public offering of its equity or debt securities in which the gross amount raised in such financing is at least $2.0 million (a “Future Financing”), all amount due under this Promissory Note would become due and payable within five (5) business days of the final closing of such Future Financing. In lieu of receiving the cash repayment of amounts due under this Promissory Note in connection with a Future Financing, at the option of PSP, the principal amount due and payable could be used to purchase the securities offered in the Future Financing. PSP used a balance of $379,750 to purchase the Company’s new private offering of notes with warrants. The remaining principal balance of $85,000 was paid in April 2018. The new promissory notes bear interest at 5% per annum, payable monthly on the last day of the month. The entire amount of principal and any accrued and unpaid interest is due and payable on May 1, 2021. In conjunction with this new offering, PSP was issued 37,975 warrants, exercisable at $5.40 per share. On August 9, 2018, PSP exercised the 37,975 warrants at $5.40 per share in exchange for a reduction in outstanding note principal due. $174,685 remains outstanding on the note. Mr. Wickersham no longer serves as trustee of PSP.

On December 29, 2017, the Grover T. and Jill Z. Wickersham 2000 Charitable Remainder Trust (the “Wickersham Trust”) purchased from us a promissory note bearing interest at the rate of 8% per annum (a “Promissory Note”) for aggregate consideration of $179,300. The Promissory Note is due was schedule to mature on June 30, 2019, or in the event the Company completes a private or public offering of its equity or debt securities in which the gross amount raised in such financing is at least $2.0 million (a “Future Financing”), all amount due under the Promissory Note would become due and payable within five (5) business days of the final closing of such Future Financing. In lieu of receiving the cash repayment of amounts due under the Promissory Note in connection with a Future Financing, at the option of Wickersham Trust, the principal amount due and payable could be used to purchase the securities offered in the Future Financing. During the first quarter of 2018, the Wickersham Trust used the balance to purchase the Company’s new private offering of notes with warrants. The new promissory notes bear interest at 5% per annum, payable monthly on the last day of the month. The entire amount of principal and any accrued and unpaid interest is due and payable on May 1, 2021. In conjunction with this new offering, the Wickersham Trust was issued 17,930 warrants, exercisable at $5.40 per share. On August 9, 2018, the Wickersham Trust exercised the 17,930 warrants at $5.40 per share in exchange for a reduction in outstanding note principal due. $82,478 remains outstanding on the note.

On March 29, 2018, June 22, 2018 and July 10, 2018, Paul F. Shoen, a director nominee, purchased from us promissory notes having an aggregate principal amount of $363,930, $500,000 and $197,020, respectively. The promissory notes bear interest at a rate of 5% per annum, payable monthly on the last day of the month. In August 2018, we repaid a total of $572,912 of the principal balance outstanding under the notes. In September 2018, Mr. Shoen sold an additional $300,000 of the outstanding principal amount. The entire amount of the remaining principal and any accrued and unpaid interest is due and payable on May 1, 2021. $188,037 currently remains outstanding on the notes.

On June 11, 2019, our Board appointed Owen Lingley to the Board to fill an existing vacancy on the Board effective immediately. Owen Lingley is the founder of Craft Canning, LLC, which was acquired by the Company on January 11, 2019 and subsequently changed its named to Craft Canning + Bottling LLC (“Craft”). In connection with the acquisition of Craft, Mr. Lingley received $1,843,200 in cash, 338,212 shares of common stock of the Company and a promissory note in the aggregate principal amount of $731,211, which bears interest at a rate of 5% per annum and matures on January 11, 2022. The shares acquired by Mr. Lingley in connection with the acquisition of Craft are subject to a one-year lock-up restriction and have “piggyback” registration rights effective after the one-year lock-up.

In addition, the Company also issued to Mr. Lingley a warrant to purchase 146,262 shares of common stock of the Company at $7.80 per share and an exercise period of three years. The shares of common stock issuable upon exercise of the warrant will be subject to the same “piggyback” registration rights as the shares received in connection with the acquisition of Craft, described above.

Following the acquisition of Craft, Mr. Lingley became non-executive Chairman of Craft and is party to a consulting agreement with the Company. Under his consulting agreement with the Company, Mr. Lingley receives annual cash compensation of $75,000 per year.

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Effective May 10, 2019, Grover Wickersham announced his transition to Executive Chairperson, stepping down from his dual role as Chairman and Chief Executive Officer. In connection with such transition, Mr. Wickersham entered into an Executive Chairperson Agreement (the “Executive Chairperson Agreement”), which became effective on May 13, 2019 (the “Effective Date”). Pursuant to the Executive Chairperson Agreement, Mr. Wickersham is paid an annual fee of $185,000 and is eligible for certain discretionary bonuses and equity awards. In addition, Mr. Wickersham is reimbursed for out of pocket healthcare insurance at the same rate that he was paying immediately prior to the Executive Chairperson Agreement. These payments will continue until the 2020 annual meeting of stockholders irrespective of whether Mr. Wickersham continues to serve as Executive Chair.

We believe that the foregoing transactions were in our best interests. Consistent with Section 78.140 of the Nevada Revised Statutes, it is our current policy that all transactions between us and our officers, directors and their affiliates will be entered into only if such transactions are approved by a majority of the disinterested directors, are approved by vote of the stockholders, or are fair to us as a corporation as of the time it is authorized, approved or ratified by the board. We will conduct an appropriate review of all related party transactions on an ongoing basis, and, where appropriate, we will utilize our audit committee for the review of potential conflicts of interest.

Executive Employment Arrangements

We have entered into employment agreements with certain of our executive officers. For more information regarding these agreements, see the section of this proxy statement captioned “Employment Agreements.”

Policies and Procedures for Transactions with Related Persons

Our audit committee is responsible for reviewing, approving and overseeing any transaction between the Company and any related person and any other potential conflict of interest situations on an ongoing basis. We intend to adopt a policy that our executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of any class of our common stock and any members of the immediate family of any of the foregoing persons are not permitted to enter into a related person transaction with us without the prior consent of our audit committee. Any request for us to enter into a transaction with an executive officer, director, nominee for election as a director, beneficial owner of more than 5% of any class of our voting securities or any member of the immediate family of any of the foregoing persons, in which the amount involved exceeds $120,000 and such person would have a direct or indirect interest, must first be presented to our audit committee for review, consideration and approval. In approving or rejecting any such proposal, our audit committee may consider the material facts of the transaction, including, but not limited to, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction. All of the transactions described above were entered into prior to the adoption of such policy, but after presentation, consideration and approval by our Board of Directors.

STOCK OWNERSHIP

Security Ownership of Principal Stockholders, Directors and Management

The following table sets forth information as of June 28, 2019 as to each person or group who is known to us to be the beneficial owner of more than 5% of our outstanding voting securities and as to the security and percentage ownership of each of our named executive officers and directors and of all of our executive officers and directors as a group. As of June 28, 2019, we had 9,162,313 shares of common stock and no shares of series A preferred stock outstanding.

Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power over securities. Except in cases where community property laws apply or as indicated in the footnotes to this table, we believe that each stockholder identified in the table possesses sole voting and investment power over all shares of capital stock shown as beneficially owned by the stockholder.

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Shares of common stock subject to options or warrants that are currently exercisable or exercisable within 60 days of June 28, 2019 are considered outstanding and beneficially owned by the person holding the options for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

Name And Address (1)	Number of Common Shares Beneficially Owned		Percentage Owned

5% Stockholders:
Orca Investment Management (2)	649,018		7.12%

Officers and Directors:
Grover T. Wickersham (3)	472,108	(4)	5.04%
Michael Fleming	45,505	(5)	0.50%
Trent Davis	37,838	(6)	0.41%
Jack Peterson	103,930	(7)	1.13%
Matthew Szot	6,671	(8)	*
David Holmes	3,750	(9)	*
Owen Lingley	484,474	(10)	5.20%
Melissa Heim	46,830	(11)	0.51%
Robert Manfredonia	47,042	(12)	0.51%
Steven Shum	121,647	(13)	1.31%

Director Nominees:
Paul F. Shoen	175,327		1.88%

All directors and executive officers as a group (10 persons)	1,369,795		14.73%

(1)	Unless otherwise noted, the address is c/o Eastside Distilling, Inc., 1002 SE Water Avenue, Suite 390., Portland, Oregon 97214.
(2)	The address is 2250 Aviation Drive, Suite 3, Roseburg, Oregon 97470.
(3)	The shares of common stock include (i) 157,037 shares held directly; (ii) 60,370 shares owned by a charitable remainder trust, for which he serves as co-trustee and a life beneficiary; and (iii) 45,856 shares owned by his minor daughter’s irrevocable trust, for which he serves as trustee.
(4)	Includes (i) 90,510 shares of common stock issuable upon exercise of currently-exercisable warrants and (ii) 118,335 shares of common stock issuable upon exercise of stock options exercisable on or before August 27, 2019.
(5)	Includes (i) 9,334 shares of common stock issuable upon exercise of currently-exercisable warrants and (ii) 19,537 shares issuable upon exercise of stock options exercisable on or before August 27, 2019.
(6)	Includes (i) 5,000 shares of common stock issuable upon exercise of currently-exercisable warrants and (ii) 19,537 shares issuable upon exercise of stock options exercisable on or before August 27, 2019.
(7)	Includes (i) 11,071 shares of common stock held directly or indirectly by Mr. Peterson and (ii) 43,688 shares of common stock owned by Sandstrom Partners, of which Mr. Peterson is the current CEO (iii) 17,500 shares of common stock issuable upon exercise of stock options exercisable on or before August 27, 2019, (iv) 30,000 shares of common stock issuable upon the exercise of warrants held by Sandstrom Partners.
(8)	Includes 5,000 shares issuable upon exercise of stock options exercisable on or before August 27, 2019.
(9)	Includes 3,750 shares issuable upon exercise of stock options exercisable on or before August 27, 2019.
(10)	Includes 146,262 shares issuable upon exercise of warrants.
(11)	Includes 32,780 shares issuable upon exercise of stock options exercisable on or before August 27, 2019.
(12)	Includes 31,250 shares issuable upon exercise of stock options exercisable on or before August 27, 2019.
(13)	Includes 93,751 shares issuable upon exercise of stock options exercisable on or before August 27, 2019.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our officers and directors and persons who own more than ten percent of a registered class of our equity securities to file with the SEC reports of ownership on Form 3 and changes in ownership on Form 4 and Form 5. Officers, directors and greater-than-10% stockholders are required by SEC regulations to furnish to us copies of all Section 16(a) forms they file. Based solely on our review of the copies of such forms received by us, or written representations from certain reporting persons, we believe that all Section 16(a) filing requirements applicable to our officers, directors, and greater-than-10% beneficial owners were met during the fiscal year ended December 31, 2018.

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PROPOSAL NO. 2
Advisory Vote (non-Binding) on Executive Compensation

Our executive compensation program is intended to attract, motivate, reward and retain the senior management talent required to achieve our corporate objectives and increase stockholder value. Our philosophy in setting compensation policies for executive officers is to align pay with performance, while at the same time providing competitive compensation. We believe that our compensation policies and procedures are aligned with the long-term interests of our stockholders.

As required by Section 14A of the Exchange Act, this proposal seeks a stockholder advisory vote on the approval of compensation of our named executive officers as disclosed pursuant to Item 402 of Regulation S-K through the following resolution:

“RESOLVED, that the stockholders approve the compensation of Eastside Distilling, Inc.’s executives, as disclosed in the compensation tables, and the related disclosure contained in the proxy statement.”

Our Board of Directors urges you to endorse the compensation program for our executive officers by voting FOR the above resolution. The Compensation Committee of the Board of Directors believes that the executive compensation for 2018 was reasonable, appropriate and justified by the company’s performance. The Board of Directors recommended, and our stockholders approved, that the advisory vote on executive compensation be held every year. Therefore, the next advisory vote on executive compensation after the 2019 annual meeting will occur at the 2020 annual meeting of stockholders.

Because your vote is advisory, it will not be binding upon the Board of Directors. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR approval of our executive compensation program as DISCLOSED in thIS proxy statement. Unless otherwise instructed, the persons named as proxies intend to vote all proxies received for approval of our executive compensation program.

PROPOSAL NO. 3
AMEND ARTICLES OF INCORPORATION TO INCREASE AUTHORIZED SHARES

We are asking stockholders to approve an amendment to the Company’s Articles of Incorporation, as amended (the “Articles of Incorporation”), to increase the number of authorized shares of common stock par value $0.0001 from 15,000,000 to 50,000,000 shares. As of market close on June 25, 2019, (a) 9,162,313 shares of our common stock were issued and outstanding, (b) 2,234,555 were reserved for issuance pursuant to outstanding equity awards and warrants and (c) a further 769,757 shares are reserved for issuance under our 2015 Stock Incentive Plan and 2016 Equity Incentive Plan. Accordingly, as of June 25, 2019, approximately 2,833,375 shares of our authorized common stock were available for future corporate purposes.

The Board of Directors believes that the proposed increase in authorized common stock is desirable to provide additional flexibility for potential future business and financial transactions. The proposed amendment is designed to enable the Board of Directors to issue additional shares of common stock when, in its judgment, such issuance would benefit the Company, without further action by stockholders. Management believes that the ability to issue additional shares without the delay and expense of obtaining stockholder approval can be an advantage to the Company in connection with financings, or in pursuing acquisition opportunities. If approved, the increased number of authorized shares of common stock will be available for issuance from time to time for such purposes as the Board of Directors may approve and no further vote of stockholders of the Company will be required for any issuance, except as may be required by law, regulation or the rules of Nasdaq or any other stock exchange on which our shares may then be listed. The availability of the additional authorized shares of common stock may have an anti-takeover effect, since the Board of Directors would possess the ability to dilute the position of a major stockholder by issuing additional shares of the same class, which may make a takeover more difficult or less attractive. The Board of Directors is not aware of any effort to obtain control of the Company, and the proposed amendment is not part of a plan by management to adopt a series of anti-takeover measures.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS APPROVE THE PROPOSED CHANGE TO THE ARTICLES OF INCORPORATION TO INCREASE THE AUTHORIZED SHARES TO 50,000,000.

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PROPOSAL NO. 4
RATIFY APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has selected M&K CPAS, PLLC (“M&K”) as our independent registered public accounting firm for the year ending December 31, 2019. M&K began serving as our independent auditor as of October 6, 2017. Services provided to us by M&K in 2018 and 2017 are described under the heading “Principal Accountant Fees and Services” below.

Our Board of Directors is asking our stockholders to ratify the selection of M&K as our independent registered public accounting firm.

Representatives of M&K plan to attend the annual meeting of stockholders, will have the opportunity to make a statement if they desire to do so, and will respond to appropriate questions by stockholders.

Principal Accountant Fees and Services

Audit Fees

M&K billed us $40,450 in fees for our 2018 annual audit and $7,000 in fees for the review of our quarterly financial statements in 2018. M&K billed us $29,065 in fees for our 2017 annual audit and $6,000 in fees for the review of our quarterly financial statements in 2017. Our former accounting firm, BPM LLP (“BPM”), billed us $24,000 in fees for our 2017 quarterly financial statements.

Audit Related Fees

We paid fees to M&K and BPM for assurance and related services of $20,000 and $26,400 related to other SEC filings in 2018 and 2017, respectively.

Tax Fees

For the years ended each of December 31, 2018 and 2017, the aggregate fees billed for tax compliance, by M&K were $0.

All Other Fees

For the fiscal years ended each of December 31, 2018 and 2017, we did not incur any fees for other products or services by M&K. M&K did not provide or conduct any other products or services during those periods.

Pre-Approval Policies and Procedures

We have implemented pre-approval policies and procedures related to the provision of audit and non-audit services. Under these procedures, our audit committee pre-approves all services to be provided by our independent registered public accounting firm and the estimated fees related to these services.

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All audit, audit related, and tax services were pre-approved by the audit committee, which concluded that the provision of such services by our independent registered public accounting firm was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. Our pre-approval policies and procedures provide for the audit committee’s pre-approval of specifically described audit, audit-related, and tax services on an annual basis, but individual engagements anticipated to exceed pre-established thresholds must be separately approved. The policies and procedures also require specific approval by the audit committee if total fees for audit-related and tax services would exceed total fees for audit services in any fiscal year. The policies and procedures authorize the audit committee to delegate to one or more of its members pre-approval authority with respect to permitted services.

Audit Committee Report

In connection with our financial statements for the fiscal year ended December 31, 2018, the Audit Committee has:

● Reviewed and discussed the audited financial statements with management;

● Discussed with our independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 1301 (Communications with Audit Committees); and

● Received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the audit committee concerning independence and discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence.

Based upon these reviews and discussions, the Audit Committee approved our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2018 filed with the SEC on March 28, 2019.

Submitted by the Audit Committee:

Matthew Szot (Chair)

Michael M. Fleming

Trent D. Davis

Prior Auditor

On October 6, 2017, the Board of Directors, upon the recommendation of the audit committee, approved the dismissal of BPM as our independent registered public accounting firm.

The reports of BPM on our consolidated financial statements for the fiscal years ended December 31, 2016 and 2015 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended December 31, 2016 and 2015 and any subsequent interim period through June 30, 2017, there were no “disagreements” (as defined in Item 304(a)(1)(iv) of Regulation S-K and related instructions) with BPM on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of BPM, would have caused BPM to make reference thereto in its reports on the consolidated financial statements for such fiscal years. During the fiscal years ended December 31, 2016 and 2015 and any subsequent interim period through June 30, 2017, there have been no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K).

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We previously provided BPM with a copy of the disclosure it is making herein in response to Item 304(a) of Regulation S-K and requested that BPM furnish us with a copy of its letter addressed to the SEC, pursuant to Item 304(a)(3) of Regulation S-K, stating whether or not BPM agrees with the statements related to them made by us in our Current Report on Form 8-K, filed with the SEC on October 10, 2017, related to these matters. A copy of BPM’s letter to the SEC, dated October 6, 2017, is attached as Exhibit 16.1 to such Current Report on Form 8-K.

Vote Required

The ratification of the appointment of M&K CPAS, PLLC as our independent registered public accounting firm for the fiscal year ended December 31, 2019, requires that the votes cast in favor of the proposal exceed the votes cast against the proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE
FOR RATIFICATION OF THE APPOINTMENT OF M&K CPAS, PLLC
AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR
THE FISCAL YEAR ENDING DECEMBER 31, 2019.

OTHER MATTERS

Stockholder Communications with the Board of Directors and Board Attendance at Annual Stockholder Meetings

Our stockholders may, at any time, communicate in writing with any member or group of members of the Board of Directors by sending such written communication to the attention of our Secretary by regular mail to our principal executive offices.

Copies of written communications received by our Secretary will be provided to the relevant director(s) unless such communications are considered, in the reasonable judgment of our Secretary, to be improper for submission to the intended recipient(s). Examples of stockholder communications that would be considered improper for submission include, without limitation, customer complaints, solicitations, communications that do not relate directly or indirectly to us or our business, or communications that relate to improper or irrelevant topics.

The Chairman of the Board of Directors is expected to make all reasonable efforts to attend our annual stockholder meeting in person. If the Chairman is unable to attend an annual stockholder meeting for any reason, at least one other member of the Board of Directors is expected to attend in person. Other members of the Board of Directors are expected to attend our annual stockholder meeting in person if reasonably possible. The Company held its 2018 annual meeting on June 18, 2018. We do not maintain a formal policy regarding director attendance at annual stockholder meetings. Two of the Company’s directors attended our 2018 annual meeting of stockholders.

Proxy Materials Delivered to a Shared Address

Stockholders who have the same mailing address and last name may have received a notice that your household will receive only one set of proxy materials. This practice, commonly referred to as “householding,” is designed to reduce the volume of duplicate information and reduce printing and postage costs. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice, from us or from your bank, broker or other registered holder, that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. A number of banks, brokers and other registered holders with account holders who are our stockholders will be householding our proxy materials. If you hold your shares in street name, and no longer wish to participate in householding and would prefer to receive a separate proxy statement in the future, or currently receive multiple copies of the proxy materials and would like to request householding, please notify your bank, broker or other registered holder. If you are a holder of record, and no longer wish to participate in householding and would prefer to receive a separate proxy statement in the future, or currently receive multiple copies of the proxy materials and would like to request householding, please notify us in writing at 1001 SE Water Avenue, Suite 390, Portland, Oregon 97214, or by telephone at (971) 888-4264. Any stockholder residing at a shared address to which a single copy of the proxy materials was delivered who wishes to receive a separate copy of our proxy statement may obtain a copy by written request addressed to 1001 SE Water Avenue, Suite 390, Portland, Oregon 97214, attention: Secretary. We will deliver a separate copy of our proxy statement to any stockholder who so requests in writing promptly following our receipt of such request.

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Stockholder Proposals for 2020 Annual Meeting

Stockholder proposals may be included in our proxy statement and form of proxy for an annual meeting so long as they are provided to us on a timely basis and satisfy the other conditions set forth in Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), regarding the inclusion of stockholder proposals in company-sponsored proxy materials. We currently anticipate holding our 2020 annual meeting of stockholders in June 2020, although the Board may decide to schedule the meeting for a different date. For a stockholder proposal to be considered pursuant to Rule 14a-8 for inclusion in our proxy statement and form of proxy for the annual meeting to be held in 2020, we must receive the proposal at our principal executive offices, addressed to our Secretary, no later than March 13, 2020. Any proposals received after such date will be considered untimely. Submitting a stockholder proposal does not guarantee that it will be included in our proxy statement and form of proxy.

In addition, a stockholder proposal that is not intended for inclusion in our proxy statement and form of proxy under Rule 14a-8 (including director nominations) shall be considered “timely” as calculated in accordance with Rule 14a-4(c) under the Exchange Act, and may be brought before the 2020 annual meeting of stockholders provided that we receive information and notice of the proposal addressed to our Secretary at our principal executive offices, no earlier than April 10, 2020 and no later than May 10, 2020.

We strongly encourage any stockholder interested in submitting a proposal to contact our Secretary in advance of these deadlines to discuss any proposal he or she is considering, and stockholders may want to consult knowledgeable counsel with regard to the detailed requirements of applicable securities laws. All notices of stockholder proposals, whether or not intended to be included in our proxy materials, should be in writing and sent to our principal executive offices, located at: Eastside Distilling, Inc., 1001 SE Water Avenue, Suite 390, Portland, Oregon 97214, Attention: Secretary.

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Eastside Distilling, Inc.
C/O Transfer Online, Inc.
512 SE Salmon Street
Portland, OR 97214
ATTN: Daniel Harris

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

VOTE BY INTERNET - www.proxyvote.com
Use the internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 08/07/2019. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 08/07/2019. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

CONTROL # → 0000000000000000

NAME	SHARES
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

PAGE 1 OF 2

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

02 0000000000

Nominees

01) Trent D. Davis
02) Michael M. Fleming
03) David Holmes
04) Jack Peterson
05) Paul Shoen
06) Matthew Szot
07) Owen Lingley

The Board of Directors recommends you vote FOR proposals 2., 3. and 4..

For address change/comments, mark here. ☐
(see reverse for instructions)

Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

0000425979_1 R1.0.1.18

Signature [PLEASE SIGN WITHIN BOX] Date

JOB #

Signature (Joint Owners) Date

SHARES
CUSIP #
SEQUENCE #

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report are available at www.proxyvote.com

PROXY
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF EASTSIDE DISTILLING, INC.

The undersigned hereby appoints Steve Shum and Robert Manfredonia, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Eastside Distilling, Inc. stock which the undersigned is entitled to vote and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the Company to be held August 8, 2019 or any adjournment thereof, with all powers which the undersigned would possess if present at the Meeting.

THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE BUT THE CARD IS SIGNED, THIS PROXY CARD WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES UNDER PROPOSAL 1 AND FOR PROPOSALS 2, 3 AND 4 AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

Address change/comments:

____

____

____

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

(Continued and to be marked, dated and signed, on the other side)

0000425979_2 R1.0.1.18